Exhibit 99.1

MasterCraft Reports Fiscal 2017 First-Quarter

Results

Company Delivers Year-Over-Year Net Sales, Gross Margin and Earnings Gains

VONORE, Tenn. – November 10, 2016 – MasterCraft (NASDAQ: MCFT) today announced financial results for its fiscal 2017 first quarter ended October 2, 2016.

Highlights:

•	Net sales increased 8.4 percent compared to the prior-year first quarter
•	Gross margin rose to 29.3 percent, a 100-basis-point improvement over the prior-year first quarter
•	Net income totaled $7.0 million, up from a net loss of $1.3 million in the prior-year period
•	Diluted earnings per share grew to $0.38 for the first quarter, up from a loss per share of $0.08 a year earlier
•	Fully diluted pro forma Adjusted net income per share, a non-GAAP measure, grew 36.7 percent to $0.41 for the first quarter, up from $0.30 a year earlier
•	Adjusted EBITDA, a non-GAAP measure, grew to $13.3 million, a 24.8% increase over the prior-year period
•	Fiscal 2017 first-quarter Adjusted EBITDA margin, a non-GAAP measure, increased to 21.9 percent, a 280-basis-point improvement over the prior-year period

Terry McNew, MasterCraft’s President and Chief Executive Officer, commented, “We kicked off fiscal 2017 with solid performance, delivering key sales, gross margin, EBITDA and net income gains. These were driven by continued demand for our performance sport boats and innovative new products like the XT20. Market reception for our newest model—the XT23—has been very strong. And we look forward to unveiling additional models and a number of exciting product innovations in fiscal 2017.”

First-Quarter Results

Net sales for the first quarter ended October 2, 2016, increased $4.7 million, or 8.4 percent, to $60.7 million compared to $56.0 million for the prior-year period. The increase was primarily due to growth in unit volume of 36 units, or 5.3 percent, resulting mainly from an increase in calendar production days and the cadence of launch activity. Net sales per unit increased by 3.0 percent, due primarily to price increases as well as increased sales of higher-end option packages.

Said McNew, “We delivered first-quarter revenue growth in line with our expectations. While international markets continue to present challenges—an industry-wide trend that’s not unique to MasterCraft—domestic demand for our boats remains solid. Across the organization, we’re intently focused on delivering profitable, sustainable market share growth, and driving efficiency in every area of the business.”

Gross profit for the first quarter ended October 2, 2016, increased $2.0 million, or 12.4 percent, to $17.8 million, compared to $15.8 million in the prior-year period. Gross margin rose to 29.3 percent from 28.3 percent for the prior-year period. The 100-basis-point increase primarily stemmed from sales of higher content option packages, which raised average margins per unit, as well as continued efficiency gains driven by manufacturing improvements and leverage on increased sales.

Selling and marketing expense decreased $0.4 million, or 17.1 percent, to $2.1 million for the first quarter ended October 2, 2016. General and administrative expense totaled $4.1 million versus $9.3 million for the prior-year period. This decrease resulted mainly from lower stock-based compensation costs of $5.3 million, partially offset by higher Malibu litigation costs.

Fiscal first-quarter net income totaled $7.0 million, up from a net loss of ($1.3) million in the year-earlier quarter. Adjusted net income increased to $7.6 million, or $0.41 per share, on a pro forma, fully diluted weighted average share count of 18.7 million shares. This compares with Adjusted net income of $5.7 million, or $0.30 per share, in the prior-year period. Fiscal first-quarter Adjusted EBITDA margin rose 280 basis points to 21.9 percent, from 19.1 percent in the prior-year period. Adjusted EBITDA was $13.3 million, a 24.8 percent increase from $10.7 million in the prior-year period. See “Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA,  Adjusted EBITDA margin and Adjusted net income to the most directly comparable financial measures presented in accordance with GAAP.

In September 2016, MasterCraft completed a secondary offering of 4,600,000 shares of its common stock held by affiliates of Wayzata Investment Partners at an offering price of $10.25 per share, which included 600,000 shares sold pursuant to the underwriters’ exercise of their over-allotment option. No shares were sold by the Company, and we did not receive any proceeds from the sale of shares.

Key Milestones

MasterCraft continued to advance its strong product introduction pipeline during the first quarter, unveiling the all-new XT20. The highly versatile, 20-foot XT20 packs best-in-class performance and styling into a garage-friendly size.  Building on the success of the recently released XT23 model, the XT20 is MasterCraft’s latest addition to its new lineup of crossover boats that deliver premium comfort and performance at a more approachable price.

The new XT20 delivers agile, responsive handling with minimum bow rise, maximizing the enjoyment on the water. The spacious helm and new ergonomic dashboard allow the driver to control everything from the size and shape of the wake to the sound and lighting systems through the intuitive Murphy touchscreen.

Said McNew, “The XT20 is packed with innovation. Armed with MasterCraft’s award-winning optional Gen 2 Surf System, the fully loaded XT20 lays down a clean wake for waterskiing, perfectly sculpted lips for wakeboarding and large curling surf waves. The boat also features MasterCraft’s signature pickle-fork bow and wrap-around interior seating that can comfortably accommodate up to 11 passengers. Moreover, the XT20 can be outfitted with our new ‘Cool Feel’ vinyl that stays cool to the touch even after extended exposure to direct sunlight—an industry first.”

Also new for 2017, MasterCraft boats can be outfitted with the revolutionary Dockstar Handling System, an innovative flanking rudder system that makes maneuvering in tight spots and crowded marinas a breeze.

“Across the board, customer and dealer response to Dockstar has been strong,” continued McNew. “Drivers used to traditional inboard handling are amazed at the boat’s ability to reverse and more easily navigate tight docks and crowded marinas, while newcomers to the inboard category, especially from the outboard or stern drive category, instantly feel comfortable maneuvering in constricted spaces.”

Outlook

Concluded McNew, “MasterCraft is off to a great start in fiscal 2017 and we’re optimistic about the future.  We remain committed to our five-pronged growth strategy: developing new and innovative products in core markets; further penetrating the entry-level and mid-line segment of the performance sport boat category; capturing share from adjacent boating categories; strengthening our dealer network; and driving margin expansion through continuous operational excellence.”

For the fiscal year ending June 30, 2017, MasterCraft reiterates its forecast for net sales growth in the low- to mid-single digits and continued growth in Adjusted EBITDA margin with a forecast in the low 19 percent range. Net sales and EBITDA growth will result in continued growth in net income and Adjusted net income, despite increased interest expense due to the refinancing completed in the fourth quarter of fiscal 2016.

Conference Call and Webcast Information

MasterCraft will host a live conference call and webcast to discuss fiscal first-quarter results today, November 10, 2016, at 5:00 p.m. ET. To access the call, dial (800) 219-6861 (domestic) or (574) 990-1024 (international) and provide the operator with the conference ID 94584052. Please dial in at least 10 minutes prior to the call. To access the live webcast, go to the investor section of the company’s website, www.mastercraft.com, on the day of the conference call and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter audience passcode 94584052. The audio replay will be available beginning at 8 p.m. ET on Thursday, November 10, 2016, through 11:59 p.m. ET on Thursday, November 24, 2016.

About MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same – to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning an exciting pipeline of launches; our ability to continue our operating momentum, capture additional market share and deliver continued growth; expectations regarding driving margin expansion, sales increases and organic growth; our fiscal 2017 outlook and key growth initiatives; and our anticipated financial performance for fiscal 2017.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2016, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement MasterCraft’s condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables immediately following the condensed consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for MasterCraft's financial results prepared in accordance with GAAP.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillacrt.com

Results of Operations for the First Quarter Fiscal Year 2017

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended
	October 2,	September 27,
	2016	2015

Net sales	$60,689	$55,981
Cost of sales	42,880	40,142
Gross profit	17,809	15,839
Operating expenses:
Selling and marketing	2,054	2,477
General and administrative	4,093	9,287
Amortization of intangible assets	27	55
Total operating expenses	6,174	11,819
Operating income	11,635	4,020
Other expense:
Interest expense	611	964
Change in common stock warrant fair value	—	3,346
Income (loss) before income tax expense	11,024	(290)
Income tax expense	4,041	1,033
Net income (loss)	$6,983	$(1,323)

Earnings (loss) per common share
Basic	$0.38	$(0.08)
Diluted	$0.38	$(0.08)
Weighted average shares used for the computation of:
Basic earnings (loss) per share	18,591,808	16,263,793
Diluted earnings (loss) per share	18,592,603	16,263,793

MCBC HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

	October 2,	June 30,
	2016	2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$212	$73
Accounts receivable — net of allowances of $93 and $65, respectively	4,943	2,966
Income tax receivable	253	5
Inventories	12,596	13,268
Prepaid expenses and other current assets	2,678	1,780
Total current assets	20,682	18,092
Property, plant and equipment — net	13,511	13,826
Intangible assets — net	16,723	16,750
Goodwill	29,593	29,593
Deferred debt issuance costs — net	571	601
Deferred income taxes	2,271	3,501
Other	170	170
Total assets	$83,521	$82,533
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$12,993	$13,112
Income tax payable	248	1,108
Accrued expenses and other current liabilities	21,592	22,276
Current portion of long term debt, net of unamortized debt issuance costs	4,766	7,885
Total current liabilities	39,599	44,381
Long term debt, net of unamortized debt issuance costs	43,149	44,342
Unrecognized tax positions	2,304	2,189
Total liabilities	85,052	90,912
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
Common stock, $.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 18,630,969 shares at October 2, 2016 and 18,591,808 shares at June 30, 2016	186	186
Additional paid-in capital	112,240	112,375
Accumulated deficit	(113,957)	(120,940)
Total stockholders' deficit	(1,531)	(8,379)
Total liabilities and stockholders' deficit	$83,521	$82,533

Supplemental Operating Data

The following table sets forth certain supplemental operating data for the periods indicated:

	Three Months Ended
	October 2,	September 27,	%
	2016	2015	Variance
	(Unaudited)
	(Dollars in thousands)
Unit volume:
MasterCraft	718	682	5.3%
Net sales	$60,689	$55,981	8.4%
Net sales per unit	$85	$82	3.0%
Gross margin	29.3%	28.3%

Non-GAAP Measures

We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges and other items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the Company’s initial public offering and follow on offering and our stock-based compensation. We define Adjusted net income as net (loss) income adjusted to eliminate certain non-cash charges and other items that we do not consider to be indicative of our ongoing operations, including change in common stock warrant fair value, fees and expenses related to the Company’s initial public offering and follow-on offering, our stock-based compensation and an adjustment for income tax expense at a normalized annual effective tax rate. We define Adjusted EBITDA margin as Adjusted EBITDA expressed as a percentage of sales. Adjusted EBITDA, Adjusted net income and Adjusted EBITDA margin are not measures of net (loss) income or operating income as determined under accounting principles generally accepted in the United States, which we refer to as “GAAP.” Adjusted EBITDA and adjusted net income are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income (loss) or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use. We believe that the inclusion of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income is appropriate to provide additional information to investors because securities analysts, noteholders and other investors use these non GAAP financial measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use Adjusted net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP alone measures. We believe Adjusted net income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash items and items not indicative of our ongoing operations.  Adjusted EBITDA and Adjusted net income have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our tax expense or any cash requirements to pay income taxes;
•	Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•

Adjusted net income and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations, but may nonetheless have a material impact on our results of operations.

In addition, because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to similarly titled measures of other companies, including companies in our industry.

The following table sets forth a reconciliation of Adjusted EBITDA to net income as determined in accordance with GAAP for the periods indicated:

	Three Months Ended
	October 2, 2016		September 27, 2015
	(Unaudited)
	(Dollars in thousands)
Net income (loss)	$6,983		$(1,323)
Income tax expense	4,041		1,033
Interest expense	611		964
Depreciation and amortization	797		825
EBITDA	12,432		1,499
Change in common stock warrant fair value(a)	—		3,346
Transaction expense(b)	54		124
Litigation charge(c)	709		274
Stock-based compensation	119		5,425
Adjusted EBITDA	$13,314		$10,668
Adjusted EBITDA margin(d)	21.9%	%	19.1%	%

(a)	Represents non-cash expense related to changes in the fair market value of our common stock warrant.
(b)	Represents fees and expenses associated with our follow-on offering and initial public offering.
(c)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC.
(d)	We define Adjusted EBITDA margin as Adjusted EBITDA expressed as a percentage of sales.

The following table sets forth a reconciliation of Adjusted net income to net income as determined in accordance with GAAP for the periods indicated:

	Three Months Ended
	October 2, 2016	September 27, 2015
	(Unaudited)
	(Dollars in thousands, except for share and per share amounts)
Net income (loss)	$6,983	$(1,323)
Income tax expense	4,041	1,033
Change in common stock warrant fair value(a)	-	3,346
Transaction expense(b)	54	124
Litigation charge(c)	709	274
Stock-based compensation	119	5,425
Adjusted net income before income taxes	11,906	8,879
Adjusted income tax expense(d)	4,286	3,196
Adjusted net income	$7,620	$5,683

Pro-forma Adjusted net income per common share
Basic	$0.41	$0.32
Diluted	$0.41	$0.30
Pro-forma weighted average shares used for the computation of:
Basic Adjusted net income per share(e)	18,591,808	17,997,622
Diluted Adjusted net income per share(e)	18,679,292	18,946,145

(a)	Represents non-cash expense related to changes in the fair market value of our common stock warrant.
(b)	Represents fees and expenses associated with our follow-on offering and initial public offering.
(c)	Represents legal and advisory fees related to our litigation with Malibu Boats, LLC.
(d)	Reflects income tax expense at an estimated normalized annual effective income tax rate of 36.0 percent for the periods presented.
(e)

The weighted average shares used for computation of pro-forma diluted earnings per common share gives effect to the 39,161 shares of restricted stock awards, the 42,587 performance stock units granted under the 2015 Incentive Award Plan during the three months ended October 2, 2106 and 5,736 shares for the dilutive effect of stock options.

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